Smartsheet Names Katie Rooney to Board of Directors

Experienced global CFO adds depth in financial strategy and operating excellence to Smartsheet board

BELLEVUE, Wash., March 22, 2024 -- Smartsheet Inc. (NYSE: SMAR), the enterprise work management platform, today announced the appointment of Katie Rooney to its board of directors. Rooney, Global Chief Financial Officer and Chief Operating Officer at Alight with over 22 years’ experience in finance and capital markets, brings a depth and breadth of operating experience and excellence to Smartsheet.

“Katie combines deep financial expertise with diverse industry and sector knowledge,” said Mark Mader, CEO of Smartsheet. “Her experience in corporate strategy and market positioning will serve us well as we expand our enterprise-grade work management platform to organizations of all sizes, globally.”

Rooney’s appointment comes as Smartsheet is entering its next phase of growth after recently becoming the first company in the Collaborative Work Management industry to reach $1 billion in annualized recurring revenue.

“I have seen the power of customer-driven solutions in driving positive business outcomes and creating real, meaningful change,” said Rooney. “I’m looking forward to helping Smartsheet seize the massive opportunity ahead of it as the company sets its sights on global enterprise expansion."

Coinciding with Rooney’s appointment, Brent Frei and Elena Gomez will be retiring from the Smartsheet board of directors effective June 18, 2024. As co-founder of Smartsheet, Frei played a core role in the inception and pre-IPO growth of the company. Gomez joined the Smartsheet board in advance of its IPO, and in her over six years of service on the board’s audit committee, five years as committee chair, her critical guidance and insight have helped shape the company’s growth strategy.

“Smartsheet wouldn’t have come into existence without Brent. Since transitioning from an operating role at the company in 2016, he has served as a valuable member of our board. His experience and thoughtful insights have helped influence the company we are today,” said Mader. “On behalf of the board of directors, I thank Brent for his vision and many years of service and commitment to Smartsheet.”

“We thank Elena for her service and longstanding commitment to the company,” said Mader. “We greatly appreciate the leadership, insight, and expertise that Elena has provided over the past six years, all of which have been crucial to our growth and momentum.”

With these transitions, the Smartsheet board of directors will comprise ten directors. For more information, visit Leadership | Smartsheet.

About Katie Rooney

Katie Rooney is an experienced CFO, with global experience in finance, operations, business strategy, and investment banking. She is the Chief Financial Officer and Chief Operating Officer of Alight, a leading cloud-based human capital technology and services provider.

Prior to Alight, Rooney served in a broad range of senior finance leadership roles at Aon. As the CFO for Aon Hewitt, she helped lead the carve-out of Alight from Aon to The Blackstone Group. She served as the CFO for Aon Hewitt’s Outsourcing division and Global Head of Financial Planning and Analysis. Rooney also led corporate finance, corporate M&A, and financial risk management activities within Treasury at Aon. She worked as the COO, Global Finance and Shared Services, leading key global initiatives to drive corporate profitability and shareholder value creation. Prior to joining Aon, Rooney was a Vice President, Investment Banking at Morgan Stanley accountable for primary and secondary coverage of numerous medical technology companies.
She serves on the Board of Trustees for Window to The World Communications, Inc., owner of WTTW and WFMT, Chicago’s public broadcasting television and radio station. Katie holds a Bachelor of Business Administration degree in finance from the University of Michigan.

About Smartsheet

Smartsheet is the modern enterprise work management platform trusted by millions of people at companies across the globe, including approximately 85% of the 2023 Fortune 500 companies. The category pioneer and market leader, Smartsheet delivers powerful solutions fueling performance and driving the next wave of innovation. Visit www.smartsheet.com to learn more.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the first fiscal quarter ending April 30, 2024 and the full fiscal year ending January 31, 2025, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate; our ability to attract and retain customers and increase sales to our customers; our ability to develop and release new products and services and to scale our platform; our ability to increase adoption of our platform through our self-service model; our ability to maintain and grow our relationships with strategic partners; the highly competitive and rapidly evolving market in which we participate; our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions; and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Media Contact
Chrissy Vaughn
pr@smartsheet.com